Exhibit 10.1

EXECUTION COPY

CONSENT AND AMENDMENT NO. 3

TO CREDIT AGREEMENT

THIS CONSENT AND AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”), dated as of December 31, 2010, is made by and among Great Lakes Dredge & Dock Corporation (the “Borrower”), the other “Loan Parties” from time to time party to the Credit Agreement referred to and defined below (together with the Borrower, the “Loan Parties”), the Lenders (as defined below) signatory hereto and Bank of America, N.A. (successor by merger to LaSalle Bank National Association) as Swing Line Lender, Issuing Lender and Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to and defined below.

W I T N E S S E T H:

WHEREAS, the Borrower, the other Loan Parties, the financial institutions from time to time party thereto (collectively, the “Lenders”), the Administrative Agent and the Issuing Lender have entered into that certain Credit Agreement, dated as of June 12, 2007 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which, among other things, the Lenders have agreed to provide, subject to the terms and conditions contained therein, certain loans and other financial accommodations to the Borrower;

WHEREAS, Great Lakes desires to acquire all or substantially all of the assets of L.W. Matteson, Inc. (the “Target”) (such transaction, the “Matteson Acquisition”) for an aggregate purchase price (the “Purchase Price”) not exceeding (a) $49,500,000, as adjusted up or down based on a customary net working capital adjustment, plus (b) the assumption by Great Lakes of certain business related liabilities (excluding any funded indebtedness), plus (c) earnout payments based on the acquired business’ EBITDA performance following the consummation of the Matteson Acquisition (the “Earnout Payments”), with a portion of the Purchase Price being paid by the issuance of a promissory note by Great Lakes in favor of the seller in an amount not exceeding $7,500,000 (the “Seller Note”), which Seller Note may be secured by certain of the assets being acquired by Great Lakes in the Matteson Acquisition;

WHEREAS, as the Purchase Price would exceed the limitation set forth in Section 6.2(b)(v) of the Credit Agreement upon the aggregate consideration payable by the Borrower and its Subsidiaries with respect to Permitted Business Acquisitions, Sections 6.2(a) and 6.2(b) of the Credit Agreement would prohibit Great Lakes’ ability to consummate the Matteson Acquisition without the prior written consent of the Majority Lenders;

WHEREAS, the Borrower has requested that the Majority Lenders, and subject to the terms and conditions set forth herein, the Majority Lenders have agreed, to (a) consent to the consummation of the Matteson Acquisition and (b) amend certain provisions of the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the other Loan Parties, the Majority Lenders and the Administrative Agent, such parties hereby agree as follows:

1.        Consent. Subject to the satisfaction of each of the conditions set forth in Sections 3 and 4 of this Amendment, and notwithstanding any noncompliance with Sections 6.2(a) or 6.2(b) resulting from the Purchase Price exceeding the limitation set forth in Section 6.2(b)(v), the Majority Lenders hereby (a) consent to the consummation of the Matteson Acquisition and (b) agree that (i) the Matteson Acquisition shall be deemed to be an acquisition permitted under Section 6.2(b)(v) of the Credit Agreement for all purposes under the Credit Agreement, (ii) the Purchase Price paid in connection with the Matteson Acquisition shall not constitute utilization of the aggregate consideration permitted under Section 6.2(b)(v) of the Credit Agreement, and (iii) the Debt incurred by Great Lakes pursuant to the Seller Note and the Earnout Payments are permitted under Section 6.2(i)(v) of the Credit Agreement.

2.        Amendments to Credit Agreement. Subject to the satisfaction of each of the conditions set forth in Section 3 of this Amendment, the Credit Agreement is hereby amended as follows:

(a)      Section 5.1(x) of the Credit Agreement is hereby amended and restated in its entirety as follows:

  (x)        Obligations and Guaranties “Senior Debt” under Note Indenture. The Obligations and the Guaranties constitute “Senior Debt” as defined in the Note Indenture and, to the extent the Note Indenture Obligations with respect to any Permitted Note Refinancing are subordinated in right of payment to any of the Obligations and Guaranties, all of the Obligations and the Guaranties constitute “Senior Debt” (or senior Debt defined pursuant to a substantially similar term) with respect to such Permitted Note Refinancing.

(b)      Section 6.2(e) of the Credit Agreement is hereby amended by amending and restating clause (E) appearing in Section in its entirety as follows:

  (E)        the Bonding Agreement, the Wells Fargo Documents, the Intercreditor Agreement, the Note Indenture and any agreement, document or instrument evidencing or governing any Permitted Note Refinancing;

(c)      Section 7.1(d) of the Credit Agreement is hereby amended by adding the following provision immediately after the phrase “an “Event of Default” shall have occurred under and as defined in Section 6.01 of the Note Indenture” appearing in such Section:

“(or an event of default shall have occurred with respect to any Permitted Note Refinancing);”

(d)      Section 7.1(i) of the Credit Agreement is hereby amended by adding the following provision immediately after the phrase “, or the subordination provisions of the Note Indenture shall fail to be in full force and effect” appearing in such Section:

“(or, to the extent the Note Indenture Obligations with respect to any Permitted Note Refinancing are subordinated in right of payment to any of the Obligations and Guaranties, the subordination provisions with respect to such Permitted Note Refinancing shall fail to be in full force and effect), except to the extent the Note Indenture (or the agreement governing such Permitted Note Refinancing) is terminated upon payment in full of the Debt thereunder.”

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(e)      Section 7.1(j)(iv) of the Credit Agreement is hereby amended and restated in its entirety as follows:

  (iv) any “Change of Control” (or any similar or comparable definition or provision) occurs under any agreement governing Note Indenture Obligations.

(f)      Schedule I of the Credit Agreement is hereby amended by amending and restating the definition of “Note Indenture Obligations” appearing in such Schedule in its entirety as follows:

  “Note Indenture Obligations” means all of (a) the Borrower’s obligations under and with respect to the Note Indenture, including, without limitation, all obligations to pay principal in an aggregate principal amount not to exceed $175,000,000 under its 7-3/4% Senior Subordinated Notes due 2013, and all interest, premium, fees, charges, expenses and indemnities with respect thereto, and all obligations to effect redemptions, repurchases and prepayments with respect thereto, in any case, whether fixed, contingent, matured or unmatured, and (b) the Borrower’s obligations under and with respect to such other unsecured Debt the net proceeds of which are, in whole or in part, designated to be used, and are used reasonably promptly after the incurrence thereof, to refinance in whole or in part the then existing Note Indenture Obligations (including any subsequent refinancing thereof from time to time which constitutes a Permitted Note Refinancing); provided, that (i) the aggregate principal amount of such refinancing Debt and any remaining Debt under the Note Indenture (and any Permitted Note Refinancing thereof) does not exceed $300,000,000, (ii) immediately after giving effect to the incurrence of such refinancing Debt and the application of proceeds thereof, the Borrower and its Subsidiaries will be in pro forma compliance (giving effect to such refinancing as if it occurred as of the first day of the relevant period of calculation) with each financial covenant ratio set forth in Sections 6.3(a) and (b) as of the most recently ended Fiscal Quarter for which financial statements (and the related compliance certificate) have been delivered pursuant to Section 6.4 (it being understood and agreed that the Borrower shall provide a certification of such pro forma compliance but shall not be required to provide a detailed compliance certificate showing the calculation thereof), (iii) such refinancing Debt has a final maturity more than 180 days after the Revolving Commitment Termination Date and requires no

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scheduled payment of principal in cash prior to such date, and (iv) the terms of such refinancing Debt, including the covenants, events of default and other terms and provisions (including quantities thereof), are reasonably acceptable to the Administrative Agent, such acceptance not to be unreasonably withheld so long as such terms are no more restrictive, when taken as a whole, to the Borrower and its Subsidiaries than are (x) in the case of any public issuance (including through a 144A or other similar issuance) of Debt by the Borrower, customary at the time of such refinancing of such type for issuers with a debt rating similar to that of the Borrower and (y) in the case of any private issuance of Debt by the Borrower, as set forth in the Note Indenture (any such refinancing as described in this clause (b), a “Permitted Note Refinancing”).

3.        Effectiveness of this Amendment; Conditions Precedent.   The provisions of Section 2 of this Amendment shall be deemed to have become effective as of the date first written above (the “Effective Date”), but such effectiveness shall be expressly conditioned upon the Administrative Agent’s receipt of each of the following, in each case, in form and substance reasonably acceptable to the Administrative Agent:

(a)       counterparts of this Amendment executed by Authorized Officers of the Borrower, the other Loan Parties and the Majority Lenders; and

(b)       for the account of each Lender executing and delivering a counterpart signature page to this Amendment before 12:00 p.m. (Chicago time) on December 31, 2010 (collectively, the “Consenting Lenders”), payment in full from the Borrower, in immediately available funds, of an amendment fee in an amount equal to 0.05% of such Consenting Lender’s Revolving Commitment.

4.        Acquisition Consent Conditions.    The provisions of Section 1 of this Amendment shall be deemed to have become effective upon the satisfaction of each of the conditions set forth in Section 3 of this Amendment and the Administrative Agent’s receipt of each of the following, in each case in form, substance and scope reasonably acceptable to the Administrative Agent:

(a)       a copy of the final, fully-executed, asset purchase agreement for the Matteson Acquisition and each material agreement, document or instrument delivered in connection therewith; and

(b)       a certificate of a responsible officer of the Borrower certifying that, as of a date of the consummation of the Matteson Acquisition, both immediately prior to and after giving effect to the consummation thereof, (i) no Default or Event of Default has occurred and is continuing (ii) the Borrower and its Subsidiaries will be in pro forma compliance (giving effect to the Matteson Acquisition and the incurrence of the Debt pursuant to the Seller Note, in each case as if such transactions occurred as of the first date of the relevant period of calculation) with each financial covenant ratio set forth in Sections 6.3(a) and (b) of the Credit Agreement as of the most recently ended Fiscal Quarter for which financial statements (and the related compliance certificate) have been delivered pursuant to Section 6.4 of the Credit

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Agreement after adjusting each such ratio to be 0.25 to 1.00 more restrictive as of the end of such Fiscal Quarter, and (iii) the amount of the aggregate Available Revolving Commitments is not less than $15,000,000.

5.        Representations, Warranties and Covenants.

(a)      The Borrower and each other Loan Party hereby represents and warrants that this Amendment and the Credit Agreement as amended hereby (collectively, the “Amendment Documents”) constitute legal, valid and binding obligations of the Borrower and the other Loan Parties enforceable against the Borrower and the other Loan Parties in accordance with their terms.

(b)      The Borrower and each other Loan Party hereby represents and warrants that its execution and delivery of this Amendment, and the performance of the Amendment Documents, have been duly authorized by all proper corporate or limited liability company action, do not violate any provision of its organizational documents, will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any governmental agency, or of any other third party under the terms of any contract or agreement to which it or any of its Affiliates is bound (which has not been previously obtained), including without limitation, the Note Indenture, the Bonding Agreement and the Wells Fargo Documents.

(c)      The Borrower and each other Loan Party hereby represents and warrants that, both before and after giving effect to the provisions of this Amendment, (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Borrower and each other Loan Party contained in the Credit Agreement and in each other Loan Document (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are, and will be, true and correct as of the date of its execution and delivery hereof or thereof in all material respects as though made on and as of such date.

6.        Reaffirmation, Ratification and Acknowledgment.    The Borrower and each other Loan Party hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Administrative Agent, under each Loan Document to which it is a party, (b) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents and (c) agrees that neither such ratification and reaffirmation, nor the Administrative Agent’s, or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrower or such other Loan Parties with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents. As modified hereby, the Credit Agreement is in all respects ratified and confirmed, and the Credit Agreement as modified by this Amendment shall be read, taken and so construed as one and the same instrument. Each of the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Neither the execution, delivery nor effectiveness of this Amendment shall operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, or of any Default or Event of Default (whether or not

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known to the Administrative Agent or the Lenders), under any of the Loan Documents. From and after the effectiveness of this Amendment, (x) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby and (y) all references to the Credit Agreement appearing in any other Loan Document, or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Credit Agreement, as amended hereby.

7.        Governing Law.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

8.        Administrative Agent’s Expenses.      The Borrower hereby agrees to promptly reimburse the Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment and the other documents, agreements and instruments contemplated hereby.

9.        Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which when together shall constitute one and the same agreement among the parties. Delivery of any executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

GREAT LAKES DREDGE & DOCK CORPORATION

By:	/s/ Bruce J. Biemeck

Name:	Bruce J. Biemeck

Title:	President and Chief Financial Officer

GREAT LAKES CARIBBEAN DREDGING, INC.

By:	/s/ Bruce J. Biemeck

Name:	Bruce J. Biemeck

Title:	President and Chief Financial Officer

GREAT LAKES DREDGE & DOCK COMPANY, LLC

By:	/s/ Bruce J. Biemeck

Name:	Bruce J. Biemeck

Title:	President and Chief Financial Officer

DAWSON MARINE SERVICES COMPANY

By:	/s/ Bruce J. Biemeck

Name:	Bruce J. Biemeck

Title:	President and Chief Financial Officer

NASDI HOLDINGS CORPORATION

By:	/s/ Bruce J. Biemeck

Name:	Bruce J. Biemeck

Title:	Vice President, Chief Financial
Officer and Treasurer

Signature Page to

Consent and Amendment No. 3 to Credit Agreement

NASDI, LLC

By:	/s/ Bruce J. Biemeck

Name:	Bruce J. Biemeck

Title:	Vice President and Treasurer

FIFTY-THREE DREDGING CORPORATION

By:	/s/ Bruce J. Biemeck

Name:	Bruce J. Biemeck

Title:	Treasurer

YANKEE ENVIRONMENTAL SERVICES, LLC

By:	/s/ Bruce J. Biemeck

Name:	Bruce J. Biemeck

Title:	Vice President, Chief Financial
Officer and Treasurer

BANK OF AMERICA, N.A. (successor by merger to LaSalle Bank National Association), as Administrative Agent

By:	/s/ Bozena Janociak

Name:	Bozena Janociak

Title:	Assistant Vice President

BANK OF AMERICA, N.A. (successor by merger to LaSalle Bank National Association), as a Lender

By:	/s/ Jonathan M. Phillips

Name:	Jonathan M. Phillips

Title:	Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Danuta Buellesbach

Name:	Danuta Buellesbach

Title:	Duly Authorized Signatory

FIFTH THIRD BANK, as a Lender

By:	/s/ Neil G. Mesch

Name:	Neil G. Mesch

Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION (successor to National City Bank), as a Lender

By:	/s/ Jon R. Hinard

Name:	Jon R. Hinard

Title:	Senior Vice President

RBS CITIZENS, N.A. (successor by merger to Charter One Bank), as a Lender

By:	/s/ M. James Barry, III

Name:	M. James Barry, III

Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Sushim R. Shah

Name:	Sushim R. Shah

Title:	Vice President

MB FINANCIAL BANK, as a Lender

By:	/s/ Henry Wessel

Name:	Henry Wessel

Title:	Vice President